CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial
Highlights" and "Counsel and Independent Registered Public Accounting Firm" and
to the use of our reports dated May 5, 2006 of Dreyfus Institutional Preferred
Money Market Fund and Dreyfus Institutional Preferred Plus Money Market Fund,
which is incorporated by reference in this Registration Statement (Form N-1A
333-26513 and 811-8211) of Dreyfus Institutional Preferred Money Market Funds.

ERNST & YOUNG LLP

New York, New York
July 25, 2006